Exhibit 99.1
Investing for the Long Run® Investor Presentation September 2023 Strategic Plan to Exit Office

2 Overview Strategic Plan – Accelerated exit of office (the “Transaction”) by: (i) Spinning-off the majority of WPC’s office portfolio into a publicly-traded REIT, Net Lease Office Properties (NYSE: NLOP) (the “Spin-Off”) (ii) Selling office assets remaining on WPC’s balance sheet (the “Office Sale Program”) 4 Spin-Off – NLOP expected to be comprised of 59 net leased office properties, with ABR of ~$141 million, almost all of which are located in the U.S. – Net lease portfolio with favorable weighting to investment grade-rated tenants, built-in rent growth and staggered lease maturities – Business plan focused on maximizing value for shareholders through strategic asset management and disposition of properties over time with proceeds from operating cash flow and sales used to repay debt and pay distributions to its shareholders – Capitalized with approximately $169 million of existing mortgage debt outstanding and a new $455 million debt financing package, with approximately $350 million of net proceeds from the new financing to be transferred to WPC – Externally managed by WPC given its in-depth knowledge of the assets, desire to maintain efficiency and timeline of NLOP’s business plan Office Sale Program – Office Sale Program is expected to be mostly complete by the end of 2023 with Spanish government sale expected in January 2024 • Spanish government office portfolio consisting of 70 properties with a total ABR of ~$32 million and located in Spain • Additional 17 office properties, with ABR of ~$45 million, comprised primarily of single-tenant properties in Europe excluded from the Spin-Off (1) Go Forward WPC – Portfolio comprised primarily of industrial / warehouse, essential retail and self-storage assets with 11+ year WALT and favorable rent increases – Reset dividend policy, targeting a pro forma AFFO payout ratio of approximately 70% to 75% – Generate approximately $735 million from NLOP transfer and equity forward settlement used to repay debt and to fund new investments – Updated 2023 AFFO guidance to be between $5.18 and $5.26 for both Total Company AFFO per share and Real Estate AFFO per share – Transaction maintains leverage targets and incrementally improves liquidity and overall credit profile Timing – Spin-Off does not require shareholder approval and is expected to close on or around November 1, 2023, subject to closing conditions Note: portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023. (1) Includes second largest office asset, which served as the headquarters for the largest provider of digital pay television in Spain, that was sold In July 2023. ABR and pro rata debt outstanding at the time of disposition were $9 million and $46 million, respectively.

3 Strategic Rationale Clear path to monetizing WPC’s legacy office portfolio – Transaction accelerates WPC’s office exit strategy, aligning WPC’s portfolio with its investment focus on growing its core net lease portfolio Enhances WPC’s growth profile through improved cost of capital – Transaction is expected to broaden WPC’s appeal to debt and equity investors and serve as a catalyst to drive a re-rating of WPC – Post-Transaction portfolio expected to comprise higher-quality assets commanding an improved portfolio valuation and higher multiple – Lower cost of capital widens WPC’s investment spreads and enhances its overall earnings growth profile – Furthers WPC’s ability to drive sector-leading same-store rent growth through a combination of CPI and fixed rent escalators Increases the quality and stability of WPC’s earnings and cash flows through better end-of-lease outcomes – Post-Transaction WPC benefits from higher overall releasing spreads, reduced downtimes and carrying costs and lower capex requirements Improves portfolio quality and key metrics post-separation – Vast majority of remaining net lease portfolio to comprise industrial / warehouse, essential retail and self-storage assets – Increases overall real estate quality, criticality, and WALT of the portfolio with all other metrics largely in line with pre-Transaction levels Maintains strong, scalable investment grade balance sheet – No material change to balance sheet and WPC will remain a top 25 REIT in the RMZ index – A credit positive with BBB+ (stable) and Baa1 (stable) unsecured credit ratings expected to remain unchanged – Leverage to remain within WPC’s target range of mid-to-high 5s net debt to EBITDA Uniquely positioned to successfully manage NLOP’s disposition plan – WPC originated and has managed office since inception and has a deep understanding of the assets and markets

Accelerates Existing Office Disposition Strategy

W. P. CAREY

- WPC has reduced its office exposure from 30% of ABR in 2015 to 16% today – the Transaction greatly accelerates that trajectory
- Expect balance sheet sales to be completed by early 2024 and generate sale proceeds of approximately $800 million
  - WPC has already sold or is in the advanced stages of selling assets representing the majority of Office Sale Program ABR

Office Exposure as % of Total ABR



30.0%
25.5%
16.1%
5.8%
0.0%
Office Sale Program represents ~5% of total WPC ABR as of 6/30/23
Residual office assets on master leases or will be redeveloped into other property types
YE 2015
YE 2018
Today (6/30/23)
Post-Spin-Off
Post-Office Sale Program(1)

Note: Current portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023.
(1) Excludes office properties that will be redeveloped or reclassified into other property types and office properties that are subject to master leases with tenants owning additional property types.

4

Two-Part Office Exit Strategy

W. P. CAREY

Substantial progress already made for Office Sale Program

	Part #1 – Portfolio Spun-Off to NLOP	Part #2 – Office Sale Program	
		Spanish government	*Other Office Portfolio* [1]
Number of Properties	59	70	17
Number of Tenants	62	1	20
Square Footage	8.7 million	2.8 million	3.2 million
ABR	$141 million	$32 million	$45 million
Property Expenses and Taxes	~$7.0 million	~$4.5 million	~$6.0 million
North America / Europe (% of ABR)	89% / 11%	--% / 100%	17% / 83%
Escalations: CPI-linked / Fixed / Other [2] (% of ABR)	21% / 73% / 6%	100% / --% / --%	77% / 16% / 8%
WALT	5.7 years	11.5 years	8.2 years
Occupancy	97.1%	100.0%	86.7%
Investment Grade Tenants (% of ABR)	66.9%	100.0%	48.5%
Top 10 Tenant Concentration (% of ABR)	49.8%	100.0%	50.1%
Mortgage Debt Outstanding	$169 million	$--	$140 million
Weighted Average Interest Rate	4.8%	--%	4.8%

Note: portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023. Percentage figures may not sum to 100% due to rounding.

(1) Includes second largest office asset, which served as the headquarters for the largest provider of digital pay television in Spain, that was sold In July 2023. ABR and pro rata debt outstanding at the time of disposition were $9 million and $46 million, respectively.

(2) Other includes leases with percentage rent (i.e., participation in the gross revenues of the tenant above a stated level) and other increases, as well as leases with no escalations.

5

W. P. Carey Pro Forma Portfolio

W. P. CAREY

Portfolio post-Transaction focused on industrial / warehouse, essential retail and net lease self-storage

		WPC (June 30, 2023)	WPC (Post-Spin-Off)	WPC (Post-Transaction)
Size	Gross Real Estate Book Value [1]	$18.1 billion	$16.6 billion	$15.8 billion
	ABR	$1.47 billion	$1.33 billion	$1.25 billion

Net Lease Portfolio

Property Type (% of ABR)

- Industrial
- Warehouse
- Office
- Retail [2]
- Self-Storage
- Other [3]

WPC (June 30, 2023)



53%
Industrial / Warehouse
29%
24%
16%
17%
4%
10%

WPC (Post-Spin-Off)



58%
Industrial / Warehouse
32%
26%
6%
19%
5%
12%

WPC (Post-Transaction)



62%
Industrial / Warehouse
34%
28%
20%
5%
13%

		WPC (June 30, 2023)	WPC (Post-Spin-Off)	WPC (Post-Transaction)
Net Lease Portfolio	% of Office Contribution	16.1%	5.8%	0.0%
	WALT	11.2 years	11.8 years	11.9 years
	Occupancy	99.0%	99.1%	99.3%
	Investment Grade Tenants (% of ABR)	29.9%	26.0%	23.3%
	Number of Properties	1,475	1,416	1,329
	Number of Tenants	398	340	324
	Square Footage	180.0 million	171.3 million	165.4 million
Self-Storage [4]	Number of Properties	85	85	85
	Number of Units	52,693	52,693	52,693
	Average Occupancy	91.9%	91.9%	91.9%

Note: Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023. Percentage figures may not sum to 100% due to rounding.

(1) Gross real estate value represents consolidated real estate assets before accumulated depreciation on buildings and improvements, net of accumulated amortization on in-place lease intangible assets and above-market rent intangible assets.

(2) Includes automotive dealerships.

(3) Includes education facility, hotel (net lease), laboratory, specialty, research & development, fitness facility, student housing (net lease), theater, funeral home, restaurant, land, outdoor advertising and parking. Includes office properties that will be redeveloped or reclassified into other property types and office properties that are subject to master leases with tenants owning additional property types in the Post-Spin-Off and Post-Transaction scenarios.

(4) Metrics shown for operating self-storage portfolio only; excludes net-lease self-storage assets which are captured in net-lease portfolio metrics.

6

Go Forward W. P. Carey Net Lease Portfolio Post-Transaction

W. P. CAREY

Geographic Diversification (% of ABR)



Geography
North America (1)
Europe
Other (2)
1%
33%
66%

Top 10 Tenants

	Tenant	Location	Number of Properties	% of Total ABR
1	U-HAUL (3)	North America	78	3.1%
2	APOTEX	North America	11	2.5%
3	METRO	Europe	20	2.4%
4	HELLWEG	Europe	35	2.4%
5	Extra Space Storage	North America	27	2.0%
6	ABC TECHNOLOGIES	North America	23	1.9%
7	OBI	Europe	25	1.9%
8	NORD ANGLIA EDUCATION	North America	3	1.8%
9	FORTENOVA GRUPA	Europe	19	1.8%
10	Berry	North America	9	1.7%
Top 10 Total			**250**	**21.5%**

Lease Expiration Schedule (4)



1.6%
5.6%
3.2%
4.7%
5.0%
4.2%
5.4%
2.7%
5.2%
3.2%
59.2%
2023
2024 (5)
2025
2026
2027
2028
2029
2030
2031
2032
Thereafter

Note: portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023. Percentage figures may not sum to 100% due to rounding.

(1) Includes properties in the United States, Canada and Mexico

(2) Includes properties in Mauritius and Japan.

(3) The Company received notice during the 2023 first quarter from a related party of U-Haul of its intention to exercise its repurchase option on the properties in the U-Haul net lease self-storage portfolio.

(4) Assumes tenants do not exercise any renewal or purchase options.

(5) Includes ABR of $38.8 million from the U-Haul net lease self-storage portfolio. WPC received notice during the 2023 first quarter from a related party of U-Haul of its intention to exercise its repurchase option on the properties in this portfolio.

7

Internal Growth Profile

W. P. CAREY

WPC is well-positioned for internal growth, with sector-leading contractual rent increases

Post-Transaction Contractual Rent Increases (% of ABR)

55% CPI-linked ABR pro forma for the Transaction



Rent Increase
Uncapped CPI
CPI-based
Fixed
Other (1)
None
0%
55%
CPI-linked
3%
37%
42%
18%

WPC Standalone Historical Same Store ABR Growth (2)



2.7%
3.0%
3.4%
3.4%
4.3%
4.3%
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23

Note: portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023. Percentage figures may not sum to 100% due to rounding.

(1) Represents leases with percentage rent (i.e., participation in the gross revenues of the tenant above a stated level) and other increases.

(2) Contractual same store portfolio includes leases that were continuously in place during the prior twelve-month period. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of the end of the period.

8

9 92% 8% Transaction Expected to Drive Re-rating of W. P. Carey’s Valuation Multiple Net Lease Price / 2023E AFFO Multiples WPC Pro Forma for Transaction Property Type (% of ABR) Portfolio focused on higher quality and lower cap rate real estate Increases weighting to industrial / warehouse from 53% to 62% of ABR Increases WALT from 11.2 to 11.9 years Increases earnings stability and quality of cash flows through improved end-of-lease outcomes Enhanced growth profile through cost of capital improvements 18.2x 15.3x 15.3x 14.0x 13.8x 12.0x 11.9x 11.1x STAG LXP ADC EPRT O NNN Current WPC BNL Rerating WALT 4.6 years 5.9 years 8.6 years 14.0 years 9.6 years 10.2 years 11.2 years 10.7 years Industrial / Warehouse Office Retail Other 100% 100% 100% 53% 17% 16% 13% 14% 83% 3% 1% Industrial / Warehouse 62% Retail 20% Other 18% Source: Public filings, FactSet; market data as of August 29, 2023. Percentage figures may not sum to 100% due to rounding. Note: WPC portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023. Peer portfolio data as of June 30, 2023. 4% 83% 13% 51% 12% 6% 31%

Credit Profile and Balance Sheet

W. P. CAREY

Maintains strong and flexible investment grade balance with strengthened credit profile

Pro Forma Transaction

- W. P. Carey to remain the largest diversified net lease REIT and a top 25 REIT in the RMZ
- WPC expects to continuing operating within leverage targets of mid-to-high 5s net debt to EBITDA and low-to-mid 40s debt to gross assets
- Viewed as a credit positive by both S&P and Moody's with no change expected to BBB+ / Baa1 ratings
- Incrementally improves liquidity – NLOP transfer of approximately $350 million largely used to repay revolver maintaining substantial capacity
- Equity forwards settled raising $385 million of proceeds for capital needs, including investments and repayment of debt
- Improves debt maturities through revolver pay down and removal of $308 million in mortgage debt from NLOP and Office Sale Program
- Office Sale Program expected to generate ~$800 million in disposition proceeds, providing additional liquidity
- Unsecured debt covenants all remain well within required thresholds

Capitalization ($MM) (1)	June 30, 2023
Total Equity (2)	**$14,451**
Pro Rata Net Debt	
Senior Unsecured Notes USD	2,900
Senior Unsecured Notes EUR	3,124
Mortgage Debt, pro rata USD	661
Mortgage Debt, pro rata (EUR $345 / Other $85)	430
Unsecured Revolving Credit Facility USD	110
Unsecured Revolving Credit Facility (EUR $402 / Other $17)	419
Unsecured Term Loans (EUR $777 / GBP $342)	1,119
Total Pro Rata Debt	**$8,763**
Less: Cash and Cash Equivalents	(204)
Total Pro Rata Net Debt	**$8,559**
Enterprise Value	**$23,010**
Total Capitalization	**$23,214**

Leverage Metrics	June 30, 2023
Pro Rata Net Debt / Adjusted EBITDA (3), (4)	5.7x
Pro Rata Net Debt / Enterprise Value (2), (3)	37.2%
Total Consolidated Debt / Gross Assets (5)	41.3%
Weighted Average Interest Rate (pro rata)	3.3%
Weighted Average Debt Maturity (pro rata)	3.9 years

(1) Amounts may not sum to totals due to rounding.
(2) Based on a closing stock price of $67.56 on June 30, 2023 and 213,901,170 common shares outstanding as of June 30, 2023.
(3) Pro rata net debt to enterprise value and pro rata net debt to Adjusted EBITDA are based on pro rata debt less consolidated cash and cash equivalents.
(4) Adjusted EBITDA represents 2Q23 annualized Adjusted EBITDA, as reported in the Form 8-K filed with the SEC on July 28, 2023.
(5) Gross assets represent consolidated total assets before accumulated depreciation on real estate. Gross assets are net of accumulated amortization on in-place lease and above-market rent intangible assets.

10

11 Transaction Timeline Office Sale Program underway; closing of the Spin-Off is anticipated on or around November 1 NLOP Office Sales Office Sale Program Today October 2023 November 2023 2024 Beyond Early November: Funding of NLOP debt financing; Distribution of NLOP shares to WPC shareholders Early October: Seek SEC effectiveness

12 Compelling Strategic Transaction Greatly accelerates trajectory of reducing WPC’s exposure to office and focusing exclusively on growing core net lease portfolio Results in a highly-desirable, more valuable core real estate portfolio largely consisting of industrial / warehouse, essential retail and net lease self-storage with higher criticality and a longer weighted-average lease term Enhances the quality and stability of cash flows and earnings through better end-of-lease outcomes driven by higher overall releasing spreads, reduced downtime and carrying costs, and lower capex requirements Serves as a catalyst to drive a re-rating of valuation and cost of capital improvement, positively impacting WPC’s ability to invest accretively at attractive returns Maintains WPC’s large, strong and scalable investment grade balance sheet, with no change to current leverage targets, incrementally improving liquidity and overall credit profile WPC positioned to further drive growth through a dividend reset, targeting an AFFO payout ratio of low-to-mid 70s, enabling a higher proportion of cash flow to be retained going forward that can be accretively reinvested

13 Net Lease Office Properties (NLOP)

14 U.S. Europe Total Number of Properties 54 5 59 Number of Tenants 57 5 62 Square Footage 7.9 million 0.8 million 8.7 million ABR $126 million $16 million $141 million Escalations: CPI-linked / Fixed / Other (1) (% of ABR) 15% / 78% / 7% 68% / 32% / --% 21% / 73% / 6% WALT 5.8 years 5.0 years 5.7 years Occupancy 96.8% 100.0% 97.1% Investment Grade Tenants (% of ABR) 62.8% 100.0% 66.9% Top 10 Tenant Concentration (% of ABR) 43.3% 6.5% 49.8% 89% 11% Portfolio Overview Note: portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023. Percentage figures may not sum to 100% due to rounding. (1) Other includes leases with percentage rent (i.e., participation in the gross revenues of the tenant above a stated level) and other increases, as well as leases with no escalations. High-quality, diversified net lease portfolio of 59 assets with favorable exposure to investment grade credit that will be strategically sold over time to pay down debt and maximize shareholder value 89% 11% U.S. Europe % of ABR

15 Top 10 Tenants and Select Asset Overview Long-Term Cash Flow Long-Term Renewal • Situation: 15-year lease renewal upon completion of in-process renovation • Tenant: Caremark PCS Health, LLC • Guarantor: CVS Health Corporation • Location: Scottsdale, Arizona • ABR: $4.3 million • Size: 354,888 square feet • Lease Expiration: December 2038 • Year Built / Renovated: 1977 / 2023 • Situation: 16+ year lease term with investment-grade tenant • Tenant: Federal Express Corp. • Guarantor: FedEx Corporation • Location: Collierville, Tennessee • ABR: $5.5 million • Size: 390,380 square feet • Lease Expiration: November 2039 • Year Built / Renovated: 1999 / 2016 Note: portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023. Top 10 Tenants % of Total NLOP ABR Number of Properties Tenant Location 1 12.0% Houston, Texas 1 6 9.4% Eagan, Minnesota 2 3 6.3% Texas / Florida 3 1 3.9% Collierville, Tennessee 4 1 3.5% Stavanger, Norway 5 1 3.1% The Woodlands, Texas 6 1 3.0% Scottsdale, Arizona 7 1 3.0% Oslo, Norway 8 1 2.8% Playa Vista, California 9 1 2.8% Morrisville, North Carolina 10 Top 10 Total 17 49.8%

16 NLOP Financing, Advisory Agreements and Governance Mortgage Loan • Size: $335 million • Maturity: Two years plus two one-year extension options • Rate: Term SOFR + 5.00%, subject to a 3.85% floor and a required purchase of a SOFR cap no greater than 5.35% Mezzanine Loan • Size: $120 million • Maturity: Five years • Rate: 10.0% current with 4.5% payment-in-kind (PIK) accrual feature New Debt Financing • Duration: Three years with one-year renewals • Asset Management Fee: Initial $7.5 million annual fee reducing over time as assets are sold • Reimbursement: Flat annual G&A reimbursement of $4 million – covering administrative services, including personnel costs • Termination Rights: Either party may terminate for convenience with 180 days’ notice • Termination Fee to WPC: 2x the actual fees payable by NLOP during the four fiscal quarters preceding the termination (1.5x during any renewal term) if terminated by NLOP for convenience or Advisor for cause Advisory Agreements • Entity: Maryland REIT with opt-out of MUTA • Board Composition: 5 trustees (3 independent), all with significant WPC and / or WPC-managed funds experience • Management: Jason Fox to serve as CEO and Toni Sanzone to serve as CFO Governance

17 Appendix

NLOP Property List

W. P. CAREY

	Primary Tenant	Location	Primary Tenant Industry	Credit [1]	Rent Increase Type	Property ABR ($000s)	% of Total ABR	Property SF (000s) [2]	Property WALT (years) [3]	In-Place Mortgage Debt ($000s)
★	KBR, Inc.[4]	Houston, Texas	Construction & Engineering	Non-IG	Fixed	$18,179	12.9%	1,063	6.8	$ --
★	FedEx Corporation	Collierville, Tennessee	Air Freight & Logistics	IG	Fixed	5,450	3.9%	390	16.4	--
★	BCBSM, Inc.	Eagan, Minnesota	Managed Health Care	IG	Fixed	4,952	3.5%	443	3.6	--
	Total E&P Norge AS	Stavanger, Norway	Oil & Gas Exploration & Production	IG	Fixed	4,896	3.5%	276	8.0	--
★	JPMorgan Chase Bank, N.A.	Fort Worth, Texas	Diversified Banks	IG	CPI (Capped)	4,661	3.3%	384	6.7	--
★	McKesson Corporation (US Oncology)	The Woodlands, Texas	Health Care Distributors	IG	Fixed	4,406	3.1%	204	0.6	--
★	CVS Health Corporation	Scottsdale, Arizona	Health Care Services	IG	None[5]	4,300	3.0%	355	15.5	--
	Siemens AS	Oslo, Norway	Industrial Conglomerates	IG	CPI (Uncapped)	4,252	3.0%	166	2.5	39,613
★	Omnicom Group, Inc.	Playa Vista, California	Advertising	IG	None	3,961	2.8%	120	5.3	--
★	Pharmaceutical Product Development, LLC	Morrisville, North Carolina	Pharmaceuticals	IG	Fixed	3,905	2.8%	220	10.4	--
	Orbital ATK, Inc.	Plymouth, Minnesota	Aerospace & Defense	IG	Fixed	3,746	2.6%	191	1.4	26,012
	E.On UK PLC	Houghton le Spring, United Kingdom	Internet Retail	IG	CPI (Capped)	3,607	2.6%	217	2.1	--
★	R.R. Donnelley & Sons Company	Warrenville, Illinois	Commercial Printing	Non-IG	Fixed	3,261	2.3%	167	4.3	--
	Board of Regents, State of Iowa	Coralville, Iowa	Government Related Services	IG	CPI (Uncapped)	3,254	2.3%	192	7.3	--
★	Caremark RX, L.L.C.[4]	Chandler, Arizona	Health Care Services	IG	Fixed	3,213	2.3%	183	0.9	--
★	Bankers Financial Corporation[4]	St. Petersburg, Florida	Property & Casualty Insurance	Non-IG	Fixed	3,073	2.2%	168	5.1	--
★	DMG MORI SEIKI U.S.A., INC.	Hoffman Estates, Illinois	Industrial Machinery	IG	Fixed	3,027	2.1%	105	6.3	--
★	JPMorgan Chase Bank, N.A.	Tampa, Florida	Diversified Banks	IG	CPI (Capped)	2,934	2.1%	176	6.7	--
	Exelon Generation Company, LLC	Warrenville, Illinois	Electric Utilities	IG	Fixed	2,862	2.0%	147	3.0	20,326
	Google, LLC	Venice, California	Internet Software & Services	IG	Fixed	2,844	2.0%	68	2.3	19,277
★	BCBSM, Inc.	Eagan, Minnesota	Managed Health Care	IG	Fixed	2,831	2.0%	228	3.6	--
★	ICU MEDICAL, INC.[4]	Plymouth, Minnesota	Health Care Supplies	Non-IG	Fixed	2,770	2.0%	182	4.2	--
	Intuit Inc.	Plano, Texas	Internet Software & Services	IG	Fixed	2,577	1.8%	166	3.0	21,900
★	BCBSM, Inc.	Eagan, Minnesota	Managed Health Care	IG	Fixed	2,522	1.8%	145	3.6	--
★	BCBSM, Inc.	Eagan, Minnesota	Managed Health Care	IG	Fixed	2,519	1.8%	203	3.6	--
	AVT Technology Solutions LLC	Tempe, Arizona	Technology Distributors	IG	Fixed	2,405	1.7%	132	0.6	13,298
★	Veritas Bermuda, LTD	Roseville, Minnesota	Systems Software	Non-IG	Fixed	2,167	1.5%	136	9.4	--
★	Cenlar FSB	Yardley, Pennsylvania	Regional Banks	Non-IG	Fixed	2,000	1.4%	106	5.0	--
★	Raytheon Company	Tucson, Arizona	Aerospace & Defense	IG	CPI (Capped)	1,978	1.4%	144	8.8	--
★	iHeartCommunications, Inc.	San Antonio, Texas	Broadcasting	Non-IG	Fixed	1,971	1.4%	120	11.6	--

Note: portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023.

★ Indicates an asset that is in the J.P. Morgan financing collateral pool.

(1) "IG" refers to tenants or lease guarantors with investment grade ratings and subsidiaries of non-guarantor parent companies with investment grade ratings (BBB- or higher from S&P or Baa3 or higher from Moody's). Rating for primary tenant.

(2) Excludes 570,999 of operating square footage for a parking garage associated with one asset.

(3) Assumes parties do not exercise any renewal or purchase options pursuant to their applicable leases.

(4) Denotes multi-tenant property. Primary tenant generating largest percentage of ABR shown.

(5) Property was recently re-leased; rent converts to a fixed rent increase structure upon completion of an in-process renovation, which is expected to occur in the first half of 2024.

18

NLOP Property List (cont.)

W. P. CAREY

	Primary Tenant	Location	Primary Tenant Industry	Credit [1]	Rent Increase Type	Property ABR ($000s)	% of Total ABR	Property SF (000s) [2]	Property WALT (years) [3]	In-Place Mortgage Debt ($000s)
★	Cofinity, Inc./Aetna Life Insurance Co.[4]	Southfield, Michigan	Multi-line Insurance	IG	Fixed	1,907	1.3%	94	1.6	--
★	Arbella Service Company, Inc.	Quincy, Massachusetts	Property & Casualty Insurance	IG	Fixed	1,850	1.3%	132	3.9	--
	Undisclosed – UK insurance company	Newport, United Kingdom	Property & Casualty Insurance	IG	CPI (Capped)	1,753	1.2%	81	10.9	--
★	ICF Consulting Group, Inc.	Martinsville, Virginia	IT Consulting & Other Services	Non-IG	CPI (Uncapped)	1,725	1.2%	93	3.6	--
★	Safelite Group, Inc.	Rio Rancho, New Mexico	Specialized Consumer Services	Non-IG	Fixed	1,473	1.0%	95	5.9	--
	Acosta, Inc.	Jacksonville, Florida	Advertising	Non-IG	Fixed	1,453	1.0%	88	4.1	10,155
★	Master Lock Company, LLC	Oak Creek, Wisconsin	Building Products	Non-IG	Fixed	1,409	1.0%	121	8.9	--
★	JPMorgan Chase Bank, N.A.[4]	Tampa, Florida	Diversified Banks	IG	CPI (Capped)	1,360	1.0%	136	1.7	--
	Midcontinent Independent Stm Op Inc	Eagan, Minnesota	Electric Utilities	IG	Fixed	1,118	0.8%	60	2.7	9,216
★	Emerson Electric Co.	Houston, Texas	Industrial Machinery	IG	Fixed	1,056	0.7%	52	2.3	--
	North American Lighting, Inc.	Farmington Hills, Michigan	Auto Parts & Equipment	Non-IG	Fixed	1,032	0.7%	75	2.8	6,292
	Nokia Corporation	Krakow, Poland	Communications Equipment	IG	CPI (Uncapped)	1,024	0.7%	53	1.2	--
	Radiate Holdings, L.P.	San Marcos, Texas	Cable & Satellite	Non-IG	CPI (Capped)	1,013	0.7%	47	5.2	223
	International Business Machines Corporation	Hartland, Wisconsin	IT Consulting & Other Services	IG	CPI (Uncapped)	909	0.6%	81	2.4	2,059
★	Pioneer Credit Recovery, Inc.[4]	Moorestown, New Jersey	Diversified Support Services	Non-IG	Fixed	899	0.6%	66	1.6	--
★	Arcfield Acquisition Corporation	King of Prussia, Pennsylvania	Aerospace & Defense	Non-IG	Fixed	851	0.6%	89	3.1	--
★	Charter Communications Operating, LLC	Bridgeton, Missouri	Cable & Satellite	Non-IG	Fixed	781	0.6%	78	1.8	--
★	Carhartt, Inc.	Dearborn, Michigan	Apparel, Accessories & Luxury	Non-IG	Fixed	748	0.5%	59	11.4	--
★	Xileh Holding Inc.	Auburn Hills, Michigan	Multi-Sector Holdings	IG	Fixed	694	0.5%	55	14.5	--
★	Undisclosed – multi-national provider of industrial gases	Houston, Texas	Industrial Gases	IG	Fixed	605	0.4%	50	2.5	--
★	APCO Holdings, Inc.	Norcross, Georgia	Property & Casualty Insurance	Non-IG	Fixed	600	0.4%	51	7.7	--
★	AVL Michigan Holding Corporation	Plymouth, Michigan	Auto Parts & Equipment	Non-IG	Fixed	575	0.4%	70	0.6	--
	Radiate Holdings, L.P.	Waco, Texas	Cable & Satellite	Non-IG	CPI (Capped)	446	0.3%	31	5.2	74
★	S&ME, Inc.	Raleigh, North Carolina	Environmental & Facilities Services	Non-IG	Fixed	417	0.3%	28	1.3	--
	Radiate Holdings, L.P.	Corpus Christi, Texas	Cable & Satellite	Non-IG	CPI (Capped)	334	0.2%	21	5.2	56
★	BCBSM, Inc.	Eagan, Minnesota	Managed Health Care	IG	Fixed	298	0.2%	30	3.6	--
	Radiate Holdings, L.P.	Odessa, Texas	Cable & Satellite	Non-IG	CPI (Capped)	223	0.2%	21	5.2	37
★	Radiate Holdings, L.P.	San Marcos, Texas	Cable & Satellite	Non-IG	CPI (Capped)	200	0.1%	14	5.2	--
★	BCBSM, Inc.	Eagan, Minnesota	Managed Health Care	IG	Fixed	183	0.1%	12	3.6	--

Note: portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023.

★ Indicates an asset that is in the J.P. Morgan financing collateral pool.

(1) "IG" refers to tenants or lease guarantors with investment grade ratings and subsidiaries of non-guarantor parent companies with investment grade ratings (BBB- or higher from S&P or Baa3 or higher from Moody's). Rating for primary tenant.

(2) Excludes 570,999 of operating square footage for a parking garage associated with one asset.

(3) Assumes parties do not exercise any renewal or purchase options pursuant to their applicable leases.

(4) Denotes multi-tenant property. Primary tenant generating largest percentage of ABR shown.

19

20 Cautionary Statement Concerning Forward-Looking Statements Overview Additional information regarding NLOP and the proposed Spin-Off can be found in the preliminary Registration Statement on Form 10 filed by NLOP with the Securities and Exchange Commission (the “SEC”) on September 21, 2023 (as may be amended, the “Form 10”). Cautionary Statement Concerning Forward-Looking Statements Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 (as amended, the “Securities Act”) and the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of the Company and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “will continue,” “will likel y result,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements that are not historical facts. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to inflation and increased interest rates, the effects of pandemics and global outbreaks of contagious diseases (such as the COVID-19 pandemic) and domestic or geopolitical crises, such as terrorism, military conflict (including the ongoing conflict between Russia and Ukraine and the global response to it), war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as well as the risks described under the heading “Risk Factors” in the Form 10. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. All data presented herein is as of June 30, 2023 unless otherwise noted. Amounts may not sum to totals due to rounding. Past performance does not guarantee future results.

21 Disclosures The following non-GAAP financial measures are used in this presentation FFO and AFFO Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP. We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on direct financing leases and other assets, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation. We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

22 Disclosures (cont.) The following non-GAAP financial measures are used in this presentation EBITDA and Adjusted EBITDA We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and noncore items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies. Other Metrics Pro Rata Metrics This presentation contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments. ABR ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as June 30, 2023. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.